UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BioVex Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	20-5003741 (I.R.S. Employer Identification No.)

34 Commerce Way Woburn, MA (Address of Principal Executive Offices)	01801 (Zip Code)

If this form relates to the registration	If this form relates to the registration
of a class of securities pursuant to	of a class of securities pursuant to
Section 12(b) of the Exchange Act	Section 12(g) of the Exchange Act
and is effective pursuant to General	and is effective pursuant to General
Instruction A.(c), please check the	Instruction A.(d), please check the
following box. [X]	following box. [ ]
Securities Act registration statement file number to which this form relates:  333-135148
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant’s Securities to be Registered.
     The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.0001 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-135148) is incorporated herein by reference.
Item 2.  Exhibits.
     The following exhibits are filed herewith (or incorporated by reference as indicated below):
1.	Certificate of Incorporation of the Registrant as filed on August 30, 2005, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1.

2.	Certificate of Amendment of Certificate of Incorporation of the Registrant as filed on August 4, 2006, incorporated by reference to Exhibit 3.1.1 to the Registration Statement on Form S-1.

3.	Certificate of Amendment of Certificate of Incorporation of the Registration as filed on August 23, 2006, incorporated by reference to Exhibit 3.1.2 to the Registration Statement on Form S-1.

4.	Form of Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1.

5.	Bylaws of the Registrant as adopted as of July 19, 2005, incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1.

6.	Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1.

7.	Specimen common stock certificate, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1.

8.	Stockholders’ Agreement, dated August 30, 2005, by and among the Registrant and certain of its Stockholders, incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOVEX GROUP, INC.
Date: September 28, 2006	By:	/s/ Philip Astley-Sparke
Philip Astley-Sparke
President and Chief Financial Officer